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[PIPER MARBURY RUDNICK & WOLFE LLP LETTERHEAD]


                                                                    EXHIBIT 5.1

                                August 28, 2001

LEXINGTON CORPORATE PROPERTIES TRUST
355 Lexington Avenue
New York, New York 10017

Ladies and Gentlemen:

     We have acted as special Maryland counsel to Lexington Corporate Properties Trust, a Maryland statutory real estate investment trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement, as amended, on Form S-4 of the Trust (the "Registration Statement") filed on August 28, 2001 with the Securities and Exchange Commission (the "Commission"), of up to 2,298,214 Common Shares (the "Shares"), par value $.001 per share, and up to $20,000,000 Senior Subordinated Debentures (the "Debentures") as described in the Registration Statement to be issued to the limited partners of Net 1 L.P. ("Net 1") and Net 2 L.P. ("Net 2") in connection with the merger of Net 1 and Net 2 into Net 3 Acquisition L.P., a subsidiary of the Trust. This opinion is being furnished to you at your request in connection with the filing of the Registration Statement.

     In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Declaration of Trust and Bylaws of the Trust, the proceedings of the Board of Trustees of the Trust or committees thereof relating to the organization of the Trust and to the authorization and issuance of the Shares and the Debentures, the form of Indenture related to the Debentures as filed as an exhibit to the Registration Statement on the date hereof (the "Indenture"), an Officer's Certificate of the Trust (the "Certificate"), and such other statutes, certificates, instruments, and documents relating to the Trust and matters of law as we have deemed necessary to the issuance of this opinion.

     In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all

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PIPER
MARBURY
RUDNICK
& WOLFE LLP


                                            LEXINGTON CORPORATE PROPERTIES TRUST
                                                                 August 28, 2001
                                                                          Page 2

documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Trust, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, trust or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect, and enforceability thereof with respect to such parties.
As to any facts materials to this opinion which we did not independently establish or verify, we have relied solely upon the Certificate. We further assume that any Debentures will be issued under a validly executed and delivered Indenture that conforms in all material respects to the form thereof filed as an exhibit to the Registration Statement and to the description thereof set forth in the Prospectus or the applicable Prospectus Supplement. We further assume that the debentures, notes, bonds, and/or other evidences of indebtedness evidencing the Debentures will (i) conform in all material respects to the forms thereof filed as exhibits to the Indenture, (ii) be executed and authenticated in accordance with the Indenture, and (iii) be delivered upon the issuance and sale of the Debentures.

        Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:


                (1) The Trust has been duly formed and is validly existing as a statutory real estate investment trust in good standing under the laws of the State of Maryland.

                (2) The Shares have been duly authorized and, when issued as contemplated by the resolutions authorizing their issuance, will be validly issued, fully paid, and non-assessable.

                (3) The execution and delivery by the Trust of the Indenture, and the issuance of the Debentures by the Trust under the Indenture, have been duly authorized by the Trust, and, upon due execution and delivery of the Indenture and due execution, authentication and delivery of the Debentures against payment therefor as contemplated by the resolutions authorizing their issuance and in accordance with the terms and provisions of the Indenture, the Debentures will be legally issued, and the Debentures and the Indenture will constitute binding obligations of the Trust.
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[PIPER MARBURY RUDNICK & WOLFE LLP]

                                        Lexington Corporate Properties Trust
                                                             August 28, 2001

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     In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. We assume that the issuance of the Shares will not cause (i) the Trust to issue Common Shares in excess of the number of Common Shares authorized by the Trust's Declaration of Trust at the time of their issuance or (ii) any person to violate any of the Ownership Limit provisions of the Trust's Declaration of Trust (as defined in Article Ninth thereof). This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. To the extent that any documents referred to herein are governed by the laws of a jurisdiction other than the State of Maryland, we have assumed that the laws of such jurisdiction are the same as the laws of the State of Maryland. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.


     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the securities Act or the rules and regulations of the Commission thereunder.


                                                  Very truly yours.

                                           PIPER MARBURY RUDNICK & WOLFE LLP